     As filed with the Securities and Exchange Commission on May 31, 1996

                                                     Registration No. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                        _______________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              POLYMER GROUP, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                                57-1003983
(State of incorporation)                                     (I.R.S. Employer
                                                            Identification No.)


          4838 Jenkins Avenue, North Charleston, South Carolina 29405
                    (Address of principal executive offices)

                      1996 KEY EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)

                                 James G. Boyd
                            Executive Vice President
                              4838 Jenkins Avenue
                     North Charleston, South Carolina 29405
                                 (803) 744-5174
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                               H. Kurt von Moltke
                                Kirkland & Ellis
                            200 East Randolph Drive
                            Chicago, Illinois 60601
                     --------------------------------------
                        CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------
                                            Proposed       Proposed
        Title of                            Maximum        Maximum
       Securities             Amount        Offering      Aggregate        Amount of
          to be                to be         Price         Offering      Registration
       Registered          Registered(1)   Per Share        Price             Fee
- ------------------------------------------------------------------------------------
Common Stock, par value     1,466,670      $18.6875(2)  $27,408,396(2)        $9,451(2)
 $.01 per share
- ------------------------------------------------------------------------------------
Common Stock, par value        33,330      $  18.00(3)  $   599,940(3)        $  207(3)
 $.01 per share
- ------------------------------------------------------------------------------------

(1) Represents 1,500,000 shares of Common Stock to be issued pursuant to the 1996 Key Employee Stock Option Plan. Pursuant to Rule 416, this Registration Statement shall be deemed to cover any additional shares of Common Stock which may be issuable pursuant to the antidilution provisions of the Plan.
(2) Based on number of shares not issued pursuant to stock option plan and estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee based upon the average of the high and low prices reported for the shares on the New York Stock Exchange on May 29, 1996.
(3) Based on number of shares issued pursuant to stock option agreements where the exercise price is fixed at $18.00 and determined pursuant to Rule 457(h) solely for the purpose of calculating the amount of registration fee.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

          The following documents filed by Polymer Group, Inc. (the "Company") with the Commission and information contained therein are incorporated herein by reference:

     1. The Company's prospectus dated May 9, 1996, filed pursuant to Rule 424(b) on May 10, 1996.

     2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 1996.

     3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1, filed March 14, 1996, as amended when declared effective on May 9, 1996, Registration No. 333-2424.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing such documents.


Item 4.  Description of Securities.
         -------------------------

          Not applicable.


Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

          Not applicable.


Item 6.  Indemnification of Officers and Directors.
         -----------------------------------------

     The Company is incorporated under the laws of the State of Delaware.
Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnify may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     The Company's Restated Certificate of Incorporation provides for the indemnification of directors and officers of the Company to the fullest extent permitted by Section 145.

     In that regard, the Restated Certificate of Incorporation provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, administrative or investigative (other than action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer or member of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification in connection with an action or suit by or in the right of such corporation to procure a judgment in its favor is limited to payment of expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such an action or suit except that no such indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the indemnifying corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in consideration of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     The Company has in effect insurance policies covering all of the Company's directors and officers in certain instances where by law they may not be indemnified by the Company.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

          Not applicable.


Item 8.  Exhibits.
         --------

  4.1 Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1 (File No. 333-2424).

  4.2 By-Laws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 (File No. 333-2424).

  4.3 1996 Key Employee Stock Option Plan effective as of March 8, 1996, incorporated by reference to Exhibit 10.48 of the Registrant's Registration Statement on Form S-1 (File No. 333-2424).

  4.4     Form of Non-Qualified Stock Option Grant, incorporated by reference to
          Exhibit 10.49 of the Registrant's Registration on Form S-1 (File No. 333-2424).

  5 Opinion of Kirkland & Ellis with respect to the validity of the securities being registered.

  23.1    Consent of Ernst & Young LLP.

  23.2    Consent of Coopers & Lybrand.

  23.3 Consent of Kirkland & Ellis (included in their opinion filed as Exhibit 5).

Item 9.   Undertakings.
          ------------


          1. The undersigned Registrant hereby undertakes (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report on Form 10-K pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of their respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, and in the capacity indicated, in the City of North Charleston, State of South Carolina, on the 31st day of May, 1996.

                                    POLYMER GROUP, INC.


                                    By:          /s/ Jerry Zucker
                                        ------------------------------------
                                        Name: Jerry Zucker
                                        Title: Chairman, President and Chief
                                        Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerry Zucker, James G. Boyd and David A. Donnini and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                 *  *  *  *  *

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on May 31, 1996.

        Signatures                              Title
        ----------                              -----

     /s/ Jerry Zucker        Chairman, President and Chief Executive Officer
- --------------------------   (Principal Executive Officer)
       Jerry Zucker

     /s/ James G. Boyd       Executive Vice President, Treasurer and Secretary
- --------------------------   (Principal Financial and Accounting Officer)
       James G. Boyd

    /s/ Bruce V. Rauner      Director
- --------------------------
      Bruce V. Rauner

   /s/ David A. Donnini
- --------------------------   Director
     David A. Donnini

                               INDEX TO EXHIBITS

                                                                    Sequentially
Exhibit                                                               Numbered
  No.                   Description of Exhibit                          Page
- -------                 ----------------------                      ------------

4.1 Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1
          (File No. 333-2424).

4.2       By-Laws of the Registrant, incorporated by reference to
          Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 (File No. 333-2424).

4.3 1996 Key Employee Stock Option Plan effective as of March 8, 1996, incorporated by reference to Exhibit
          10.48 of the Registrant's Registration Statement on Form S-1 (File No. 333-2424).

4.4 Form of Non-Qualified Stock Option Grant, incorporated by reference to Exhibit 10.49 of the Registrant's
          Registration on Form S-1 (File No. 333-2424).

5 Opinion of Kirkland & Ellis with respect to the validity of the securities being registered.

23.1      Consent of Ernst & Young LLP.

23.2      Consent of Coopers & Lybrand.

23.3 Consent of Kirkland & Ellis (included in their opinion filed as Exhibit 5).